Exhibit 99.1

For Immediate Release

Investor Relations

Fitzhugh Taylor

(203) 682-8261

fitzhugh.taylor@icrinc.com

Media Relations

Liz Brady DiTrapano

(646) 277-1226

liz.brady@icrinc.com

Ignite Restaurant Group Completes Acquisition of Romano’s Macaroni Grill

David Catalano Named President of Macaroni Grill

HOUSTON—(BUSINESS WIRE)—April 9, 2013 - Ignite Restaurant Group (Nasdaq: IRG) today announced that it has completed the previously announced acquisition of Romano’s Macaroni Grill (“Macaroni Grill”) for approximately $55.0 million in an all-cash transaction from private equity firm Golden Gate Capital, management and investors. The acquisition includes 186 company-owned and five franchised restaurants across 36 states as well as 19 additional franchised units throughout nine U.S. territories and foreign countries.

“We are pleased to have closed on the acquisition of Macaroni Grill and add such an iconic brand to the Ignite Restaurant Group portfolio,” stated Ray Blanchette, Chief Executive Officer of Ignite Restaurant Group. “With a similar operating format, Macaroni Grill is an ideal fit with our existing polished casual restaurants. We believe our history of driving operational improvement along with our brand management and real estate portfolio strengths provide the opportunity to drive significant shareholder value over time. We are delighted to be expanding our restaurant portfolio and we welcome all of our new team members and associates to the Ignite family.”

The company also announced that David Catalano has been named President of Macaroni Grill. Mr. Catalano has 25 years of experience in the casual dining and hospitality industry, most recently as Chief Operating Officer for Rave Cinemas. He also served as Chief Operating Officer for Apple Gold, an Applebee’s franchisee with approximately 70 locations, Chief Operating Officer for Hard Rock Café and spent 15 years with TGI Fridays holding a variety of leadership positions including Vice President of Operations.

Blanchette added, “David is a seasoned executive whose track record of operational and strategic leadership will be an asset not only for guiding the Macaroni Grill brand, but to the entire Ignite organization. The addition of David to our team completes our new organizational structure, which will allow us to lever the synergies of being a multi-concept company without distracting the operations teams from growing their respective brands and delivering an exceptional guest experience.”

About Ignite Restaurant Group

Ignite Restaurant Group, Inc. now owns and operates 131 Joe’s Crab Shacks,186 Romano’s Macaroni Grills and 15 Brick House Tavern + Taps. Ignite also franchises 5 Romano’s Macaroni Grills in the United States and 19 units throughout the U.S. territories and foreign countries. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2012 (which can be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.